                                                                   EXHIBIT 10.23

[LOAN NO. 3587665-5]

     (NOTE: THIS PROMISSORY NOTE MAY REQUIRE A BALLOON PAYMENT AT MATURITY)

                                 PROMISSORY NOTE

$10,850,000(U.S.)                                           STOCKTON, CALIFORNIA
                                                               DECEMBER 27, 2000

       FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of WASHINGTON MUTUAL BANK, FA, a federal association, at its office at 400 East Main Street, STA3MLM, Stockton, California 95290, Attention: Commercial Real Estate Asset Management, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of TEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($10,850,000) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rates set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 360-day year and the actual number of days in that month.

       SECTION 1. INTEREST RATE.

       The per annum interest rate hereunder (the "Note Rate") shall be seven and seventy-nine one-hundredths percent (7.79%).

       SECTION 2. MONTHLY PAYMENTS.

       Beginning on February 1, 2001 and on the first day of each and every calendar month thereafter throughout the term of this Note (the "Monthly Payment Dates"), Borrower shall make monthly payments of principal and interest (the "Monthly Payment Amounts") to holder in the amount of Eighty-Two Thousand Two Hundred Thirty-Eight and 31/100 Dollars ($82,238.31).

       SECTION 3. MATURITY.

       Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder or under the Security Documents (as defined in Section 7) shall be due and payable in full on January 1, 2011 (the "Maturity Date").

       SECTION 4. APPLICATION OF PAYMENTS.

       Payments shall be applied: (a) first, to the payment of accrued interest;
(b) second, at the option of holder, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances holder may have made for attorneys' fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and late charges due hereunder; and (c) third, to the reduction of principal of this Note.

       SECTION 5. PREPAYMENT.

       Borrower may prepay its obligation under this Note in full upon thirty
(30) days' prior written notice to holder, or in part on any Monthly Payment Date, upon payment of a premium (the "Prepayment Premium") equal to the greater of:

              (a) the "Present Value Premium" (as defined below); or

              (b) one percent (1%) of the amount prepaid.

       The "Present Value Premium" is the present value, as of the date of prepayment, of a stream of monthly interest payments for the period remaining to the Maturity Date of this Note, computed on the basis of (a) the amount prepaid and (b) an interest rate equal to the amount, if any, by which (i) the Note Rate exceeds (ii) the "Reinvestment Rate" (as defined below). Each of such monthly interest payments shall be discounted to present value at the "Reinvestment Rate" from the applicable Monthly Payment Date to the date of prepayment.

       The "Reinvestment Rate" shall be based on the weekly average treasury constant maturity yields reported in Federal Reserve Statistical Release H.15
(519), Selected Interest Rates ("Publication H.15"). The figures in the most recent edition of Publication H.15 available as of the prepayment date that appear in the column for the week ending immediately preceding the date of such edition shall be used for purposes of the Reinvestment Rate calculation. The Reinvestment Rate shall be the yield adjusted to constant maturities stated in Publication H.15 for the United States government security having a maturity that most closely corresponds to the Maturity Date of this Note, determined by linear interpolation between the yields reported in Publication H.15, if necessary.

       Holder may, in its reasonable discretion, select a comparable alternative source of the Reinvestment Rate if Publication H.15 ceases to be available, or if the method of calculating treasury constant maturity yield figures set forth therein changes so as to substantially impact the calculation of the Reinvestment Rate.

       Borrower expressly waives any right to prepay this Note except as provided in this Section 5. Therefore, if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any event of default hereunder or under the Deed of Trust (as defined in Section 7), including without limitation Section 4.13 of the Deed of Trust, or any other document that evidences or secures the repayment of this Note, then any subsequent tender of payment of this Note, including any redemption following foreclosure of the Deed of Trust, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, holder may impose as a condition to accepting any such tender, and may bid at any sheriff's or trustee's sale under the Deed of Trust, and/or include in any complaint for judicial foreclosure or for any claim in bankruptcy, as part of the indebtedness evidenced by this Note and secured by the Deed of Trust, the Prepayment Premium that would have otherwise been payable hereunder for prepayment of this Note occurring on the date of such acceleration. The Prepayment Premium will not be payable for prepayment of this Note occurring as a result of the application of insurance and condemnation proceeds to the reduction of the unpaid principal balance of this Note.

       Borrower acknowledges that: (i) it is a knowledgeable real estate investor, (ii) it fully understands the effect of the above waiver, (iii) the making of the loan evidenced by this Note at the interest rates set forth above is sufficient consideration for such waiver, and (iv) holder would not make the loan evidenced by this Note without such waiver.

       Borrower acknowledges that any statement made by holder setting forth the amount of the Prepayment Premium shall only be binding upon holder if such statement is made in writing and that the amount of the Prepayment Premium set forth in such statement is subject to change and is valid only for the date of such statement.

       Borrower hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or upon or following any acceleration of the Maturity Date of this Note by holder, Borrower shall pay the Prepayment Premium calculated pursuant to this Section 5. By signing this provision in the space provided below, Borrower hereby declares and agrees that holder's agreement to make the loan evidenced by this Note at the Note Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement.

                                   SKECHERS U.S.A., INC., a Delaware corporation


                                   By
                                        ----------------------------------------
                                        Michael Greenberg, President


                                   By   /s/ PHILIP C. PACCIONE
                                        ----------------------------------------
                                        Philip G. Paccione, General Counsel and
                                        Secretary

       SECTION 6. LATE CHARGE.

       If any amount payable hereunder is paid more than ten (10) business days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.

       SECTION 7. SECURITY.

       This Note is secured by a deed of trust, security agreement, assignment of leases and rents, and fixture filing (the "Deed of Trust") of even date herewith and executed by Borrower, encumbering real property located in Los Angeles County, California, and by an assignment of leases and rents (the "Assignment of Leases and Rents") made by Borrower as assignor in favor of Lender as assignee. The Deed of Trust, the Assignment of Leases and Rents and any and all other documents securing this Note are collectively referred to as the "Security Documents," provided, however, that "Security Documents" specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to holder by Borrower (the "Indemnity Agreement"). The real property and the other collateral provided for in the Security Documents are collectively referred to as the "Property."

       SECTION 8. NOTICE AND OPPORTUNITY TO CURE DEFAULTS.

       Any provision of this Note or the Security Documents seemingly to the contrary notwithstanding, holder agrees not to exercise any of the remedies for default permitted hereunder or under the Security Documents unless and until:

              (a) If the default consists of the violation of a covenant to pay money (other than the covenant to repay the balance due hereunder at maturity), holder has given Borrower at least ten (10) business days' written notice of such default and such default has not been cured within ten (10) business days after the receipt of such written notice; or

              (b) If the default consists only of a violation of any provision of this Note or the Security Documents other than a covenant to pay money or a covenant to obtain or renew insurance policies or pay insurance premiums as required by the Deed of Trust unless and until holder has given Borrower thirty
(30) days' written notice of such default and such default has not been cured within such thirty (30) day period, provided that if the default is one which can be cured, but for causes beyond the reasonable control of Borrower cannot with due diligence be cured within such thirty (30) day period, and provided further that no monetary default occurs while the cure period continues for the subject nonmonetary default, such thirty (30) day period shall be deemed extended for such time as is necessary to cure the default (but in no event longer than ninety (90) days from the date of default) if Borrower gives notice of its intent to cure or cause such default to be cured prior to the expiration of the initial thirty (30) day cure period, thereafter proceeds promptly with and prosecutes with all due diligence all steps necessary to cure the same, and provides such written status reports to holder regarding the progress of such cure as holder may reasonably request from time to time while such cure progresses.

       Nothing contained in this Section 8 shall be construed as imposing any obligation on holder other than to postpone the exercise of its remedies for default until the expiration of the applicable grace period, if any, specified herein. Failure to give opportunity to cure defaults in the manner herein provided shall not in any way invalidate or prohibit holder from exercising any of the remedies for default permitted hereunder or under the Security Documents (other than to prohibit holder from proceeding further until the applicable grace period, if any, for the curing of such default has expired), or give rise to liability for damages suffered by Borrower or any other party on account of such failure.

       The provisions of subparagraph (a) of this Section 8 shall not affect Borrower's liability for late charges under Section 6 with respect to any payment that is more than ten (10) days past due.

       SECTION 9. DEFAULT; REMEDIES.

       If default is made in the payment of any amount payable hereunder when due or in the keeping of any covenant of the Security Documents and such default is not cured as provided in Section 8 hereof, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at the rate of five percent (5%) per annum above the Note Rate (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

       SECTION 10. ATTORNEYS' FEES.

       In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, holder shall be entitled to collect from Borrower on demand all reasonable fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals;
(b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

       SECTION 11. SALE, TRANSFER OR ENCUMBRANCE OF PROPERTY.

       The Deed of Trust contains the following provision, by which Borrower agrees to be bound (in such provision, the term "Trustor" means Borrower and "Beneficiary" means holder):

              4.13 SALE, TRANSFER, OR ENCUMBRANCE OF PROPERTY. Trustor shall not, without the prior written consent of Beneficiary, sell, transfer or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein, cause or permit any change in the entity, ownership or control of Trustor or agree to do any of the foregoing without first repaying in full the Note and all other sums secured hereby.

              Consent to any one such occurrence shall not be deemed a waiver of the right to require consent to any future occurrences.

              In each instance in which a sale, transfer or other conveyance of the Property occurs and regardless of whether Beneficiary's consent thereto is given, waived or denied or whether Beneficiary elects to accelerate the maturity date of the Note, Trustor and its successors shall be jointly and severally liable to Beneficiary for the payment of a transfer fee (the "Transfer Fee") of one percent (1.00%) of the unpaid principal balance of the Note as of the date of such sale, transfer or other conveyance. Such fee shall be payable on demand, shall bear interest from ten (10) days after such demand to and including the date of collection at the Default Rate (as defined in the Note), and shall be secured by this Trust Deed. Beneficiary's waiver of such fee in whole or in part for any one sale, transfer or other conveyance shall not preclude the imposition thereof in any other transaction.

              Notwithstanding the foregoing, Beneficiary's consent will not be required, and the one percent (1.00%) Transfer Fee will not be imposed, for the transfer of the publicly held shares of stock of Trustor, or for the transfer of any of the privately held shares of stock of Trustor so long as Robert Greenberg retains Control (as defined below) of Trustor.

              Also notwithstanding the foregoing, Beneficiary will not unreasonably withhold its consent, and upon granting of such consent will not require payment of the one percent (1.00%) transfer fee, to a one-time transfer of the Property by Trustor to an Affiliate of Trustor, provided, however, that Trustor must notify Beneficiary in writing of such proposed transfer and the identity of the proposed transferee at least 30 days before the anticipated transfer; shall provide Beneficiary with such financial information regarding the proposed transferee as

       Beneficiary may reasonably require, which information must be satisfactory to Beneficiary in its discretion; and shall provide Beneficiary, at Trustor's expense, with an endorsement to Beneficiary's mortgagee's policy of title insurance insuring the lien hereof, insuring that such transfer does not affect the validity or priority of the lien hereof. In addition, Beneficiary may require that the prospective transferee execute and deliver to Beneficiary an assumption agreement with respect to the loan hereby secured. In no event shall Beneficiary's consent to a transfer of title be deemed a release of the original Trustor identified herein from its liability for repayment of the Note and for performance of the other obligations of such Trustor under the Loan Documents. For purposes hereof, an "Affiliate" of Trustor means a person or entity that is in Control of, under common Control with, or Controlled by, Trustor.

              For purposes hereof, "Control" of an entity means the power or authority, through the ownership (directly or as a trust beneficiary) of voting securities; by contract; or otherwise, to direct the management of such entity.

       SECTION 12. MISCELLANEOUS.

              (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives all taking of formal collection steps, including, but not limited to, presentment for payment, demand, and notice of nonpayment, protest, dishonor or acceleration of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor, or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability. All payments required to be made under this Note, the Security Documents, the Indemnity Agreement and the other documents, instruments and agreements entered into in connection therewith (collectively, the "Loan Documents") shall be made without offset or deduction of any kind.

              (b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

              (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

              (d) Time is of the essence under this Note and in the performance of every term, covenant, and obligation contained herein.

              (e) This Note is made with reference to and is to be construed in accordance with the laws of the State of California.

              (f) This Note and the other Loan Documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying on any oral agreement or other understanding not expressly set forth in the Loan Documents. The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

              (g) In the event holder at any time discovers that this Note or the Security Instrument or any of the other Loan Documents contains an error caused by a clerical mistake, calculation error, computer error, printing error or similar error, Borrower shall, upon notice from holder, re-execute any such Loan Document as necessary to correct any such error(s), and Borrower shall also not hold holder responsible for any damage suffered by Borrower resulting from any such error. In addition, if any of the Loan Documents are lost, stolen, mutilated or destroyed, Borrower shall execute and deliver to holder on holder's request a duplicate of such Loan Document identical in form and content, and which will be identical in effect for all purposes, provided holder delivers to Borrower an indemnification agreement in favor of Borrower protecting Borrower from any damages arising from such re-execution.

       DATED as of the day and year first above written.

                                   SKECHERS U.S.A., INC., a Delaware corporation


                                   By   /s/ MICHAEL GREENBERG
                                        ----------------------------------------
                                        Michael Greenberg, President


                                   By   /s/ PHILIP C. PACCIONE
                                        ----------------------------------------
                                        Philip G. Paccione, General Counsel and
                                        Secretary